EXHIBIT 3.1(i)


                                                                         FILED
                                       In the office of the secretary of State
                                                    Of the State of California

                                                                   OCT 19 1954

                                           FRANK J. JORDAN, Secretary of State

                                                        By____________________
                                                                        Deputy



                                     232790

                            ARTICLES OF INCORPORATION
                                       OF
                             ANTICLINE URANIUM, INC.

     ONE: The name of this corporation is:

                             ANTICLINE URANIUM, INC.

     TWO: Purposes for which this corporation is formed:

     a) To acquire, own, buy, sell, convey, lease, mortgage, hypothecate, and in
  general in any   manner, to deal in and with any and all kinds of property, rights of franchises, whether real, personal or mixed, and whether situated in the State o' California or elsewhere; to engage in and transact any and all kinds of business, directly, or as agents, jobbers, factors, brokers, or otherwise.
     b) To acquire, by purchase or otherwise, the goodwill, business, property, rights, franchises and assets of any and all kinds and character, of any person, firm, corporation, or association, with or without undertaking either wholly or in part the liabilities of such person, firm, corporation, or association; to acquire any business as a going concern by purchase of the assets thereof, acquisition of the shares or any part thereof, or in any other manner, and to pay for the same in cash, or in the shares, bonds, or other evidence of indebtedness of this corporation, or otherwise; to hold, retain, and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights, franchises, property and assets so acquired; to conduct, in any lawful manner, the whole or any part of any business so acquired; to exercise any and all powers reasonable, proper or convenient, in and about the management of operation of such business.
     c) To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm association, corporation, or with the government of the United States, or any state, to territory, or country, or political or governmental body, agency, department, or subdivision.
     d) To promote or to aid in any manner, financially or otherwise, any person, corporation or association, of which any shares, bonds, notes, debentures, or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligation of such other person, corporations or associations; to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.
     e) To borrow money, to issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise, or to issue the same unsecured.
     f) To lend money; to purchase, acquire, own, hold, guarantee, sell, assign, transfer, convey, mortgage, pledge or otherwise dispose of and all deal in, shares, bonds, notes, debentures, or other securities or evidences of indebtedness of any other person, corporation or association, whether domestic or foreign, and whether now or hereafter organized or existing; and while the holder thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.
     g) To carry on any business whatsoever which this corporation may deem proper or convenient, or which this corporation may deem will promote, directly or indirectly, the interests of this corporation or will enhance the value of its property or business; to conduct its business in this sate, in any other state or states, in the territories, possession and colonies of the United States, in the District of Columbia, in foreign countries, and generally in any place whatsoever; to hold, have and exercise all the powers conferred by laws of the State of California upon corporations formed under the laws pursuant to which this corporation is formed, as such laws are now in affect or may hereafter at any time be amended.
     h) To prospect for, open, explore, develop, work, improve, maintain and manage uranium, gold, silver, copper, nickel, lead, coal, iron and other mines, quarries, mineral and other deposits and properties, and to dig for, dredge, raise, crunch wash, smelt, roast, assay, refine, analyze, reduce and amalgamate, and otherwise treat ores, metals and mineral substances of all kinds, whether belonging to the company or not, and to render the same merchantable, and to sell and otherwise dispose of the same, or any part thereof or any interest therein, and generally to carry on the business of mining, milling reduction and development company in all its varied branches.
     i) To acquire by purchase, lease, concession, license or exchange or by any other legal or equitable means, title to or any interest in mines, mining lands, easements, mineral properties, minerals, ores or mining claims or any option, power, privilege or right, including water rights, in or to or on such properties or any thereof and any and all patent rights, processes, and mechanical or other contrivances, and to do the same either absolutely or conditionally and either solely or jointly with others or as principals, agents, contractors or otherwise; to lease on a royalty basis or otherwise, place under license, sell, dispose of or in any other manner deal with any of the properties, interest, powers or rights or any part thereof or interest therein thus acquired.
     j) To carry on the business of smelting, treating, assaying, refining, concentrating, milling, reducing, precipitating, vaporizing, analyzing and buying, selling all and every kind of minerals, ores, precious stones and metals, soil or earth and generally to carry on the business of a smelting, reduction, refining and milling company in all its branches.
     k) To establish and maintain an oil business with authority to contract for the lease and purchase of the right to prospect for, develop and use coal and other minerals, petroleum and gas; also the right to erect, build and own all necessary oil tanks, cars and pipes necessary for the operation of the business of the same.
     l) To carry on the business of an exploration, development and exploitation corporation and in connection therewith to prospect, explore, bore and drill for, mine, produce, extract, refine, distill, treat, manufacture, store, pipe or otherwise transport, distribute, market deal in, buy and sell petroleum, oil natural gas, coal, metals, and other minerals and mineral and hydrocarbon substances of every kind, and al kinds of products and by-products derived from said minerals or substances or any of them, and for that purpose, to acquire, construct, maintain and operate storage tanks, machinery, appliances, equipment, devices, materials and things of every kind and description incidental to or useful in connection with any of the businesses of this corporation and generally to engage in and carry on any other business which may conveniently be conducted in conjunction with all of the businesses aforesaid.
     m) To buy, sell, deal and trade as a broker or dealer in any and all classes of securities and, more particularly, oil and gas royalties and mineral interests of all types, including, but not limited to, landowners' royalty interests, overriding royalty interests, working interests, participation interests, and oil or gas payments, whether issued by this corporation or otherwise.
     n) To acquire, take, hold, own, construct, erect, improve, manage and operate, and to aid and subscribe toward the acquisition, construction or improvement of oil wells, gas wells, mines, mining claims, denouncements and concessions, refineries, manufacturing plants, piers, wharves, and any other works, property or appliances which may appertain to or be useful in the conduct of any of the businesses of this corporation.
     o) To purchase, lease or otherwise acquire, hold, own, mortgage, pledge sell, assign and transfer or otherwise dispose of, invest, trade, deal in and deal with oil an gas royalties, leases and interests of any kind and nature.
     p) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patents, patent rights, licenses and privileges, inventions, improvements and processes, trade marks and trade names and copyrights relating to or useful in connection with any business of this corporation.
     q) To borrow money, issue bonds, debentures or obligations of this corporation from time to time for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust or otherwise.
     r) The foregoing statement of purposes shall by construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, unless otherwise expressly to the contrary provided, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.
     Three: The primary business in which this corporation is intended initially to engage is:
     The prospect for, open, explore, develop, work, improve, maintain and manage uranium deposits and to extract, assay and sell uranium bearing ores and generally to carry on the business of uranium mining in the State of Utah.
     Four: The principal office for the transaction of the business of this corporation shall be located in the City and Country of San Francisco, State of California.
     Five: This corporation is authorized to issue two classes of shares of stock to be designated respectively "Class A" and "Class B". The total number of shares which this corporation shall have authority to issue is 15,000,0000 and aggregate per value of all shares that are to have a par value shall be $1,5000,000.00. The number of Class A shares that are to have a par value shall be 3,000,000 and the par value of each share of such Class A stock shall be ten cents (10 cents). The number of Class B shares that are to have a par value shall be 12,000,000 and the par value of each such Class B stock shall be ten cents (10 cents).
     Six: A statement of the preferences, privileges and restrictions granted to or imposed upon the holders of the respective classes of shares of this corporation is as follows:
     a) The holders of the Class A and Class B stock issued and outstanding shall have and posses equal voting rights with each share of Class A stock and each share of Class B stock entitled to one vote on all matters on which shareholders are entitled to vote and shall be entitled equally to any and all notices of shareholders' meetings.
     b) Except as otherwise provided in these articles or by law, the holders of the Class A stock and the Class B stock shall be entitled to share equally, share for share and without priority or preference, in any and all dividends declared by this corporation and in the assets of this corporation in the event of its liquidation or its dissolution, provided, however, that until such time as the corporation shall have declared and paid, to the holders of the issued and outstanding shares of Class A stock, dividends equal to 5% per annum on the par value of the issued and outstands shares of Class A stock, no dividends shall be paid to the holders of the Class B stock and provided further that in the event of the dissolution or liquidation of this corporation prior to such dividends having been so declared and paid to the said holders of the Class A stock, the said holders of the Class A stock shall receive in first order of priority and preference, out of the assets available for such distribution, an amount equal to the par value of the said issued and outstanding shares of the Class A stock, together with a further amount equal to 5% per annum on such issued and outstanding stock before any distribution or payment is made to the holders of the said Class B stock, and next in order of priority and preference the holders of the said Class B stock shall receive an amount per share equal to that paid, per share, to the holders of the Class A stock and any additional amount then remaining shall be distributed among the holders of the Class A and the Class B stock, each share of such two classes of stock participating equally therein.
     c) No holder of any stock of this corporation shall be entitled as of right to purchase or subscribe for any part of any stock of this corporation authorized herein or of any additional stock of any class to be issued by reason of any increase of the authorized capital stock of this corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of this corporation, but any stock authorized herein or any such additional authorized issue of any stock or of securities convertible into stock may be issued and supposed of by the Board of Directors to such pertains, firms, corporations, or association and upon such terms and conditions as the Board of Directors may in their discretion determine, without offering nay thereof or the same terms or on any terms to the stockholders then of record or to any class of stockholders.
     d) None of the stock of this corporation shall be assessable.
     e) Neither the said Class A stock nor the Class B stock shall be subject to redemption.
     SEVEN: There shall be give (5) directors of this corporation. The authorized number of directors may be changed by a by-law duly adopted by the shareholders without the necessity of amending these Articles of Incorporation.
     The names and addresses of the persons who are appointed to act as the first directors of this corporation are:
        Name                   Address
John A. Gorfinkel    995 Market Street
                    San Francisco, California
Julian W. Mark II    995 Market Street
                    San Francisco, California
Helen A. Gorfinkel   142 Cerritos Avenue
                    San Francisco, California
Angela N. Mack       11 Harbor Drive
                    Corte Mandera, California
Dorothy B. Alves     76 Exeter Street
                    San Francisco, California

     EIGHT: In furtherance and not in limitation of the powers concurred by law and by these Articles of Incorporation, the board of directors is expressly authorized, if they by-laws so provide, to designate two or more of their number to constitute an executive committee, which committee shall for the time being, as provided in paid resolution or in the by-laws of this corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this corporation, and have power to authorize the zeal of this corporation to be affixed to all papers which may require it.
     Provided that Section 820 of the Corporations Code is complied with,

     NINE: No contract or other transaction between this corporation and any other firm or corporation shall be affected or invalidated by the fact that nay one or more the directors or officers of this corporation is or are interested in or is a member, directors, officer or stockholder or are members, directors, officers or stockholders of such other firm or corporation, and any director or directors, officer or officers, individually or jointly, may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person, firm, corporation or association shall be effected or invalidated by the fact that any director or directors, or officer or officers of this corporation is a party or are parties to or interesting in such contract, act or transaction, or in any way connected with such person, firm, corporation or association, and each and every person who may become a director or officer of this corporation is hereby relieved, as far as is legally permissible, from any disability which might otherwise prevent him from contracting with this corporation for the benefit of himself, or of any firm, corporation or association in which he may in any way be interested.
     This corporation shall have power to indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock, or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of this corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.
     IN WITNESS WHEREOF, for the purposes of forming this corporation under the laws of the State of California, we, the undersigned constituting the in incorporators of this corporation and including all the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 4th day of October, 1954.
                                                      __________________________
                                                           S/
                                                      __________________________
                                                 S/
                                                      __________________________
                                                 S/
                                                      __________________________
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                                                      __________________________
                                                 S/



STATE OF CALIFORNIA
CITY AND COUNTRY OF SAN FRANCISCO
     On this 4th day of October, 1954, before me, HELEN M. WEAVER, a Notary Public in and for the said Country and State, residing therein, duly commissioned and sworn, personally appeared JOHN A. GORFINKEL, JULIAN W. MACK II, HELEN A. GORFINKEL, ANGELA N. MACK and DOROTHY B. ALVES, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.
     WITNESS my hand and official seal.

                          ____________________________
                                           Notary Public in and for the City and
                                       Country of San Francisco, State of Calif.

                                           My Commission Expires Sept. 24, 1956.





                                                 FILED
                                         In the office of the Secretary of State
                           Of the State of California

                                                                     May 17 1955
          STATEMENT OF ANTICLINE URANIUM, INC.,
          a California Corporation, pursuant to        FRANK M. JORDAN,
     Secretary of State
          Section 3301 of the Corporations Code
          of the State of California         By__________________________
                                                                   Deputy

ANTICLINE URANIUM, INC., a California corporation, does hereby state that:
     1. The location and address of its principal office is Room 1219, David Hewes Building, 995 Market Street, San Francisco 3, California.
     2.   The names and address of its officers are:

         NAME                 OFFICE            RESIDENCE ADDRESS

Noel S. Christensen         President          1850 Harrison Avenue
                                               Salt Lake City, Utah
Marvin Arent              Vice President       1722 Oak Ridge Drive
                                               Salt Lake City, Utah
John A. Gorfinkel         Vice President       142 Cerritos Avenue
                                               San Francisco, California
Edwin A. Adamson            Secretary          67 B Street
                                               Salt Lake City, Utah
Julian W. Mack II           Assistant          11 Harbor Drive
                            Secretary          Corte Madera, California
Donald Benson Holbrook      Treasurer          3217 South 26th Street
                                               Salt Lake City, Utah

DATED: April 5, 1955

                              ANTICLINE URANIUM, INC.

                              By _________________________________
                                        Julian W. Mack II
                                              Assistant Secretary









                                                                          292790
                           STATEMENT OF CORPORATE OFFICERS
                                       AND
                   DESIGNATION OF AGENT FOR SERVICE OF PROCESS
                             ANTICLINE URANIUM, INC.
                        (Corporations Code Section 3301)
                                                            A 5723
Anticline Uranium, Inc., a California corporation, hereby states:
     1.   The names of the officers of this corporation are:

               Noel S. Christensen, President
               Marvin Arent, Vice-President
               Don F. Wilkin, Secretary
               John P. Reeves, Treasurer

     2. The principal office of this corporation is located in Room 6-8, at 995 Market Street, San Francisco 3, California.
     3. Julian W. Mack, II, a natural person, residing in the State of California, whose complete business address is Room 608, 995 Market Street, San Francisco 4, California, is hereby designated as agent of this corporation for the purpose of serve of process.

                              ANTICLINE URANIUM, INC.

                              By_________________________________
                                 Don F. Wilkins, Secretary




                     In the Office of the Secretary of State
                           Of the State of California
                                   APR 10 1957
                       FRANK H. JORDAN, Secretary of State
                                By_______________
                                     Deputy

















                                                                          A54246
                                     292790
                                      FILED
                     In the Office of the Secretary of State
                           Of the State of California

                                   MAY 1 1965
                       FRANK M. JORDAN, Secretary of State
                                By______________
                              Deputy
                                        995 Market Street
                                        San Francisco 3, California
                                        May 12, 1965

     Hon. Frank M. Jordan
     Secretary of State of California
     State Capitol
     Sacramento, California

                                   Re.  Resignation of agents
                                             designated by domestic
                                                            corporation

     Dear Sir:

     I believe that a number of years ago I was designated as agent for service of process by Anticline Uranium, inc., a California corporation. I wish to and hereby do resign as such agent.

                                        Respectfully yours,

                                        ________________________
                                        Julian W. Mack II
     JWM: js


STATE OF CALIFORNIA
     City and Country of San Francisco
     On this 12th day of May in the year one thousand nine hundred and sixty-give before me Charles Reagh a Notary Public in and for the swore, personally appeared Julian W. Mack II known to be the person whose name is subscribed to the within instrument, and acknowledge to me ibis be executed the same.
          IN WITNESS WHEREOF I bare hereunto set say band and affixed my official seal in the City and Country of San Francisco the day and year in this certificate first above written
     _____________________  Charles Reagh

     Notary Public in and for the City County of San Francisco, State of California.

          My Commission Expires April 6th 1969.